Exhibit F-2

                              TROUTMAN SANDERS LLP
                                ATTORNEY AT LAW
                     600 PEACHTREE STREET., NE, SUITE 5200
                          ATLANTA, GEOEGIA 30308-2216
                                  404-885-3000







                                  June 30, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


 Re: Statement on Form U-1 of The Southern Company and Southern Power Company
     (File No. 70-10293)


Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, referred to above relating to the proposal by The Southern Company ("Southern") to, among other things, make purchases of the common stock and debt securities of Southern Power Company ("Southern Power and issue guarantees in support of securities and other obligations of Southern Power.

         We are of the opinion that Southern is validly organized and duly existing as a corporation under the laws of the State of Delaware and that, upon the issuance of your order herein and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1, as amended, and such order:

         (a) all state laws applicable to the proposed transactions by Southern will have been complied with;

         (b) any guarantees of Southern Power's indebtedness by Southern will be valid and binding obligations of Southern in accordance with their terms; and

         (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Southern or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the above-referenced statement on Form U-1, as amended.

                                                /s/ TROUTMAN SANDERS LLP

                                                    TROUTMAN SANDERS LLP